Exhibit 5.2

Bison Capital Acquisition Corp. 609-610 21st Century Tower No. 40 Liangmaqiao Road Chaoyang District, Beijing 100016, China +86(10) 8444-6968

June 19, 2017

Registration Statement of Bison Capital Acquisition Corporation.

Ladies and Gentlemen:

We have acted as counsel to Bison Capital Acquisition Corp., a British Virgin Islands business company (the “Company”) in connection with the registration by the Company with the United States Securities and Exchange Commission (the “Commission”) of up to 287,500 units of the Company, including the underwriters’ over-allotment option (collectively the “Units”), with each Unit consisting of one ordinary share of the Company, no par value (the “Ordinary Share”), and one right to receive one tenth of one Ordinary Share, and one-half of one warrant, each whole warrant to purchase one ordinary share (the “Warrant”), pursuant to a Registration Statement on Form S-1 initially filed by the Company with the Commission on May 31, 2017 (File No. 333-218404) and declared effective by the Commission on June 19, 2017 (as amended, the “Registration Statement”).

In rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement and prospectus included therein (the “Prospectus”), the right agreement to be entered into by and between the Company and Continental Stock Transfer & Trust (the “Right Agreement”) and warrant agreement to be entered into by and between the Company and Continental Stock Transfer & Trust (the “Warrant Agreement”), as well as such other papers, documents, agreements, certificates of public officials and certificates of representatives of the Company, as we have deemed relevant and necessary as the basis for the opinions hereafter expressed.

In such examination, we have assumed: (a) the legal capacity of each natural person, (b) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (c) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (d) that the documents reviewed by us in connection with the rendering of the opinion set forth herein are true, correct, and complete, (e) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us, and (f) the due authorization of the Right Agreement and the Warrant Agreement by Continental Stock Transfer & Trust.

As to matters of fact material to this opinion that have not been independently established, we have relied upon the representations and certificates of public officials, directors and officers of the Company and others, in each case as we have deemed relevant and appropriate. We have not independently verified the facts so relied on.

This opinion is limited to the laws of the State of New York as in effect on the date hereof. We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein. We express no opinion with respect to the applicability to, or the effect on, the subject transaction of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state other than the State of New York. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof, and we express no opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

Based on the foregoing, and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that (i) when the Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement, the Units will be be validly issued, fully paid and non-assessable; (ii) when the Registration Statement becomes effective under the Act, when the offering is completed as contemplated by the Registration Statement, and when the ordinary shares are issued, delivered and paid as part of Units, as contemplated by the Registration Statement, such ordinary shares will be validly issued, fully paid and non-assessable; (iii) when the Registration Statement becomes effective under the Act, when the offering is completed as contemplated by the Registration Statement, when Rights and Warrants are duly executed and authenticated in accordance with the Right Agreement and the Warrant Agreement, respectively, and issued, delivered and paid for as part of the Units, as contemplated by the Registration Statement, such Rights and Warrants will be validly issued, fully paid and non-assessable and will be legally binding obligations of the Company enforceable in accordance with their terms, , except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and (iv) when the Registration Statement becomes effective under the Act, when the offering is completed as contemplated by the Registration Statement, when Rights and Warrants are duly executed and authenticated in accordance with the Right Agreement and the Warrant Agreement, respectively, and issued, delivered and paid for as part of the Units, as contemplated by the Registration Statement, when the ordinary shares underlying such Rights and Warrants are issued and delivered against payment therefor in accordance with the provisions of the Rights and Warrants, respectively, when sold under the circumstances contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable.

We express no opinion as to the enforceability of (i) provisions that relate to choice of law, forum selection or submission to jurisdiction (including, without limitation, any express or implied waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a state court of the State of New York, (ii) waivers by the Company of any statutory or constitutional rights or remedies, or (iii) terms which excuse any person or entity from liability for, or require the Company to indemnify such person or entity against, such person’s or entity’s negligence or willful misconduct. We draw your attention to the fact that, under certain circumstances, the enforceability of terms to the effect that provisions may not be waived or modified except in writing may be limited.

We consent to the filing of this opinion as an exhibit to the Registration Statement, the discussion of this opinion in the Registration Statement and to the references to our firm in the Registration Statement and the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act.

Very truly yours,

/s/ Hunter Taubman Fischer &Li LLC
Hunter Taubman Fischer & Li LLC